As filed with the Securities and Exchange Commission on April 30, 2001

                                                      Registration No. 333-11725

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                       SECURITIES AND EXCHANGE COMMISSION
                                 ---------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                   95-4035997
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DONALD P. DE BRIER, ESQ.
                                 GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


                              EXPLANATORY STATEMENT


         This filing constitutes Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration Number 333-11725) (the "Registration Statement") of Occidental Petroleum Corporation, declared effective on September 13, 1996. Pursuant to this Amendment, Occidental Petroleum Corporation deregisters all shares of its common stock, $.20 par value per share, heretofore registered and not previously sold. The Registration Statement shall have no further force or effect.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 27, 2001.


                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By       /s/ DONALD P. DE BRIER
                                           -------------------------------------
                                                     Donald P. de Brier
                                                  Executive Vice President
                                               General Counsel and Secretary


                                      II-1